EXHIBIT 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


               As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated January 24, 2000 of The ServiceMaster Company Annual Report to Shareholders for the year ended December 31, 1999. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1999, or performed any audit procedures subsequent to the date of our report.


                                        Arthur Andersen LLP


Chicago, Illinois
March 24, 2000